                                                                      Exhibit 99

                           [TARGET CORPORATION LOGO]

                            INVESTOR RELATIONS NEWS

FOR IMMEDIATE RELEASE                                        Contact: Susan Kahn
                                                               (612) 370-6735



                        TARGET CORPORATION FOURTH QUARTER

         EARNINGS PER SHARE $0.61; FISCAL 2000 EARNINGS PER SHARE $1.38

               COMPANY ACQUIRES RIGHTS TO 35 FORMER WARDS STORES

         MINNEAPOLIS, MARCH 6, 2001 -- Target Corporation today reported earnings per share for the fourth quarter ended Feb. 3, 2001 of 61 cents, compared with 56 cents before unusual items in fourth quarter 1999. On the same basis, fourth-quarter net earnings increased 5.9 percent to $552 million, compared with $522 million in 1999. All earnings per share figures refer to diluted earnings per share.
         For the full year, diluted earnings per share were $1.38, an increase of 9.2 percent compared with $1.27 before unusual items in 1999. Net earnings were $1.264 billion, up 6.7 percent compared with $1.185 billion before unusual items in 1999. Including unusual items for 1999, 2000 earnings per share grew
13.1 percent and net earnings rose 10.5 percent. Unusual items in the prior year were principally related to the early extinguishment of debt.
                  "We are satisfied with our fourth quarter and total year 2000 results in light of the current economic environment," said Bob Ulrich, chairman and chief executive officer of Target Corporation. "In 2001, we will continue to manage our business with a disciplined approach and, over the long-term, we remain confident in our ability to achieve average annual earnings per share growth of 15 percent."
         Separately, Target Corporation also announced that it has agreed to acquire the rights to 35 former Wards stores. Following extensive remodeling efforts, the company plans to open 30 or more of these locations in 2002 as new Target stores.
                  "The acquisition of these former Wards stores was an excellent opportunity for Target to purchase sites in a number of premier markets, including California, where prime real estate is particularly difficult to find," Ulrich said.

                                    --more --

FULL-YEAR RESULTS
         For fiscal 2000, a 53-week year, total revenues increased 9.5 percent to $36.903 billion from $33.702 billion in 1999, a 52-week period. In addition to the extra week, revenue growth in 2000 reflected 52-week comparable store sales growth of 2.4 percent and contribution from Target's new store expansion. (Total revenues include retail sales and net credit revenues. Comparable-store sales are sales from stores open longer than one year.)
         The company's full-year gross margin rate decreased primarily due to the mix impact of growth at Target, our lowest margin rate division. (Gross margin rate represents gross margin as a percentage of sales.)
         The full-year operating expense rate was essentially even with the prior year, benefiting from overall growth at Target, our lowest expense rate division, offset by lack of sales leverage at both Mervyn's and Marshall Field's. (Operating expense rate represents selling, general and administrative expense, including buying and occupancy, advertising, start-up and other expense, as a percentage of revenues.)
         For the year, pre-tax segment profit increased 6.3 percent to $2.682 billion, compared with $2.523 billion in 1999. Target's pre-tax profit increased
10.0 percent; Mervyn's pre-tax profit grew 31.1 percent; and Marshall Field's pre-tax profit declined 36.0 percent. (Pre-tax segment profit is earnings before LIFO, securitization effects, interest, other expense and unusual items.)

FOURTH-QUARTER RESULTS
         Reflecting a 14-week vs. 13-week comparison, fourth-quarter revenues increased 12.8 percent to $12.324 billion from $10.930 billion in the same period last year. Thirteen-week comparable-store sales for fourth quarter 2000 increased 1.8 percent.
         Both the gross margin rate and the operating expense rate in the quarter were unfavorable to the prior year period.
         Fourth-quarter 2000 pre-tax segment profit increased 7.9 percent to $1.079 billion, compared with $1.000 billion in the fourth quarter of 1999.

OTHER FACTORS
         Fourth-quarter and full-year gross margin results include a pre-tax LIFO charge of $4 million in 2000, compared with a $7 million credit in the same periods in 1999. On a year-over-year basis, LIFO was unfavorable to full-year earnings per share by $.01.

                                    --more --

TARGET CORPORATION
PAGE 3

         Net interest expense and interest equivalent for the quarter increased $22 million compared with fourth quarter 1999 due to higher average funded balances and the impact of the 14th week, partially offset by a lower average portfolio interest rate. For the full year, net interest expense and interest equivalent increased $33 million due to higher average funded balances and the impact of the 53rd week, partially offset by a lower average portfolio interest rate.
         For the full year, credit revenue and profitability grew essentially in line with growth in accounts receivable serviced. The contribution from credit in 2000 increased 8.1 percent to $400 million from $370 million in 1999, on year-end serviced receivables of $2.91 billion and $2.68 billion, respectively.
         The company's annual effective income tax rate was 38.4 percent, compared with 38.8 percent last year.
         During the quarter, the company repurchased $18 million of its common stock, acquiring 0.8 million shares at an average price of $23.21 per share. For the year, the company repurchased 21.2 million shares at an average price of $27.92, investing $591 million in its common stock. Since the inception of its share repurchase program, the company has repurchased a total of 40.0 million shares at an average price of $29.50 per share, representing a total investment of $1.18 billion.

MISCELLANEOUS
         Target Corporation will webcast its fourth quarter earnings conference call at 9:30am CST today. Investors and the media are invited to listen to the call through the company's website at www.target.com (click on "company/Target Corporation/investor information/investors overview"). A telephone replay of the call will be available beginning at approximately 11:30am CST today through the end of business on March 7, 2001. The replay number is (800) 633-8284 and the passcode is 17960665.
         Forward-looking statements in this release should be read in conjunction with the cautionary statements in Exhibit (99)C to the company's 1999 Form 10-K.
         In a separate announcement issued this morning, Target Corporation also released its sales results for the month of February.
         Target Corporation operates large-store general merchandise formats, including discount stores, moderate-priced promotional and traditional department stores, as well as a direct mail and on-line business called target.direct. At year-end, the company operated 1,307 stores in 46 states. This included 977 Target stores, 266 Mervyn's stores and 64 Marshall Field's stores.
         Target Corporation news releases are available at www.target.com or www.prnewswire.com, or by fax, through Company News on Call at 800-758-5804 extension 342677.

                                       ###
(Tables Follow)

                                                      [TARGET CORPORATION LOGO]
                                                 CONSOLIDATED RESULTS OF OPERATIONS

                                                                        (Unaudited)
                                                                     Three Months Ended                       Year Ended
                                                           ------------------------------------------------------------------------
(Millions, except per share data)                          FEBRUARY 3,  January 29,       %      FEBRUARY 3,  January 29,      %
                                                                 2001         2000      Change         2001         2000     Change
                                                           ----------   ----------      ------   ----------   ----------     ------
Sales                                                      $   12,182   $   10,804        12.8%  $   36,362   $   33,212        9.5%
Net credit revenues                                               142          126        13.1          541          490       10.4
                                                           ----------   ----------      ------   ----------   ----------     ------

   Total revenues                                              12,324       10,930        12.8       36,903       33,702        9.5

Cost of sales                                                   8,639        7,620        13.4       25,295       23,029        9.8
Selling, general and administrative expense                     2,422        2,135        13.4        8,190        7,490        9.3
Depreciation and amortization                                     247          223        10.6          940          854       10.1
Interest expense                                                  121           99        22.6          425          393        8.2
                                                           ----------   ----------      ------   ----------   ----------     ------

Earnings before income taxes and extraordinary                    895          853         5.1        2,053        1,936        6.1
     charges

Provision for income taxes                                        343          331         3.8          789          751        5.1
                                                           ----------   ----------      ------   ----------   ----------     ------

Net earnings before extraordinary charges                         552          522         5.9        1,264        1,185        6.7
Extraordinary charges from debt
     extinguishment, net of tax                                   -             28                       -            41
                                                           ----------   ----------      ------   ----------   ----------     ------
NET EARNINGS                                               $      552   $      494        11.8%  $    1,264   $    1,144       10.5%
                                                           ==========   ==========      ======   ==========   ==========     ======


Earnings before extraordinary charges                           $0.62        $0.58         5.2%       $1.40        $1.32        5.8%
Extraordinary charges                                             -          (0.03)                     -          (0.04)
                                                           ----------   ----------      ------   ----------   ----------     ------

BASIC EARNINGS PER SHARE                                        $0.62        $0.55        11.2%       $1.40        $1.28        9.6%
                                                           ----------   ----------      ------   ----------   ----------     ------


Earnings before extraordinary charges                           $0.61        $0.56         8.2%       $1.38        $1.27        9.2%
Extraordinary charges                                             -          (0.03)                     -          (0.04)
                                                           ----------   ----------      ------   ----------   ----------     ------

DILUTED EARNINGS PER SHARE                                      $0.61        $0.53        14.3%       $1.38        $1.23       13.1%
                                                           ==========   ==========      ======   ==========   ==========     ======

Weighted average common shares outstanding:
           Basic                                                896.5        884.9                    903.5        882.6
           Diluted                                              907.8        926.1                    913.0        931.3

                            [TARGET CORPORATION LOGO]
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Millions)                                             FEBRUARY 3,    January 29,
                                                             2001           2000
                                                       ----------     ----------
ASSETS
Cash and cash equivalents                              $      356     $      220
Receivable-backed securities                                1,941          1,724
Inventory                                                   4,248          3,798
Other                                                         759            741
                                                       ----------     ----------
   TOTAL CURRENT ASSETS                                     7,304          6,483
                                                       ----------     ----------

Property and equipment, net                                11,418          9,899
Other                                                         768            761
                                                       ----------     ----------
TOTAL ASSETS                                           $   19,490     $   17,143
                                                       ==========     ==========

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Accounts payable                                       $    3,576     $    3,514
Current portion of long-term debt and notes payable           857            498
Other                                                       1,868          1,838
                                                       ----------     ----------
   TOTAL CURRENT LIABILITIES                                6,301          5,850
                                                       ----------     ----------

Long-term debt                                              5,634          4,521
Other                                                       1,036            910
Shareholders' investment                                    6,519          5,862
                                                       ----------     ----------
TOTAL LIABILITIES AND SHAREHOLDERS' INVESTMENT         $   19,490     $   17,143
                                                       ==========     ==========

Common shares outstanding                                   897.8          911.7

                                                                                                             TARGET CORPORATION
                                                                                                                     (Millions)

REVENUES
                                        (Unaudited)
                                     Three Months Ended                                         Year Ended
                    ----------------------------------------------------   ----------------------------------------------------
                     FEBRUARY 3,   January 29,         % Change            FEBRUARY 3,   January 29,           % Change
                           2001          2000    14 weeks      13 weeks          2001          2000      53 weeks    52 weeks
                    ------------   -----------  ------------------------   -----------   -----------    -----------------------
Target              $     9,901    $    8,563        15.6 %        10.2 %  $   29,278    $   26,080         12.3 %        10.5 %
Mervyn's                  1,316         1,273         3.4          (0.2)        4,152         4,099          1.3           0.2
Marshall Field's            944           935         0.9          (3.1)        3,011         3,074         (2.1)         (3.3)
Other                       163           159         2.4          (1.7)          462           449          3.0           1.5
                    ------------   -----------  ----------    ----------   -----------   -----------    ---------    ----------

TOTAL               $    12,324    $   10,930        12.8 %         7.7 %  $   36,903    $   33,702          9.5 %         7.9 %
                    ============   ===========  ==========    ==========   ===========   ===========    =========    ==========


COMPARABLE-STORE SALES

Comparable-store sales are sales from stores open longer than one year. The calculations exclude the 14th and 53rd week.

                                  % Change               % Change
                        Three Months Ended             Year Ended
                          February 3, 2001       February 3, 2001
                       --------------------   --------------------
Target                                 2.7 %                  3.4 %
Mervyn's                              (0.3)                   0.3
Marshall Field's                      (3.4)                  (4.0)
                       --------------------   --------------------

TOTAL                                  1.8 %                  2.4 %
                       ====================   ====================


INVENTORY

                                FEBRUARY 3,            January 29,       %
                                      2001                   2000      Change
                       --------------------   --------------------    --------
Target                            $  3,090               $  2,739        12.9 %
Mervyn's                               561                    501        11.9
Marshall Field's                       396                    438        (9.5)
Other                                  201                    120        67.1
                       --------------------   --------------------    --------

TOTAL                             $  4,248               $  3,798        11.9 %
                       ====================   ====================    ========

                                                                                                                 TARGET CORPORATION
                                                                                                                         (Millions)

PRE-TAX SEGMENT PROFIT AND EARNINGS RECONCILIATION

Pre-tax segment profit is earnings before LIFO, securitization effects, interest, other expense and unusual items.

                                                            (Unaudited)
                                                         Three Months Ended                               Year Ended
                                                 -----------------------------------        -------------------------------------
                                                 FEBRUARY 3,    January 29,    %            FEBRUARY 3,    January 29,      %
                                                       2001           2000   Change               2001           2000     Change
                                                 -----------    -----------  -------        -----------    -----------    -------
Target                                           $      892     $      811     10.0 %       $    2,223     $    2,022       10.0 %
Mervyn's                                                108             69     57.7                269            205       31.1
Marshall Field's                                         79            120    (34.4)               190            296      (36.0)
                                                 -----------    -----------  -------        -----------    -----------    -------
   Total pre-tax segment profit                       1,079          1,000      7.9              2,682          2,523        6.3
LIFO (provision) credit                                  (4)             7                          (4)             7
Securitization adjustment (interest equivalent)         (13)           (13)                        (50)           (49)
Interest expense                                       (121)           (99)                       (425)          (393)
Mainframe outsourcing                                   -              -                           -               (5)
Other                                                   (46)           (42)                       (150)          (147)
                                                 -----------    -----------  -------        -----------    -----------    -------
   Earnings before income taxes
    and extraordinary items                      $      895     $      853      5.1 %       $    2,053     $    1,936        6.1 %
                                                 ===========    ===========  =======        ===========    ===========    =======


EBITDA
(Unaudited)

EBITDA is pre-tax segment profit before depreciation and amortization.

                                                          Three Months Ended                              Year Ended
                                                 -----------------------------------        -------------------------------------
                                                 FEBRUARY 3,    January 29,    %            FEBRUARY 3,    January 29,      %
                                                       2001           2000   Change               2001           2000     Change
                                                 -----------    -----------  -------        -----------    -----------    -------
Target                                           $    1,069     $      961     11.2 %       $    2,883     $    2,589       11.4 %
Mervyn's                                                141            103     36.9                400            343       16.3
Marshall Field's                                        112            153    (27.0)               323            429      (24.7)
                                                 -----------    -----------  -------        -----------    -----------    -------

TOTAL                                            $    1,322     $    1,217      8.6 %       $    3,606     $    3,361        7.3 %
                                                 ===========    ===========  =======        ===========    ===========    =======

                                                                Three Months Ended                  Year Ended
                                                             ------------------------       --------------------------
                                                             FEBRUARY 3,  January 29,       FEBRUARY 3,    January 29,
                                                                   2001         2000              2001           2000
                                                             -----------  -----------       -----------    -----------
PRE-TAX SEGMENT PROFIT AS A % OF REVENUES:
Target                                                              9.0%         9.5%              7.6%           7.8%
Mervyn's                                                            8.2%         5.4%              6.5%           5.0%
Marshall Field's                                                    8.3%        12.8%              6.3%           9.6%

EBITDA AS A % OF REVENUES:

Target                                                             10.8%        11.2%              9.8%           9.9%
Mervyn's                                                           10.7%         8.1%              9.6%           8.4%
Marshall Field's                                                   11.9%        16.4%             10.7%          14.0%


NUMBER OF STORES AND RETAIL SQUARE FEET
(Unaudited)
                                                                               Number of Stores             Retail Square Feet
                                                                         ---------------------------     ------------------------
                                                                         FEBRUARY 3,     January 29,     FEBRUARY 3,  January 29,
                                                                               2001            2000            2001         2000
                                                                         -----------     -----------     -----------  -----------
Target                                                                          977             912         112,604      102,945
Mervyn's                                                                        266             267          21,555       21,635
Marshall Field's                                                                 64              64          14,174       14,060
                                                                         -----------     -----------     -----------  -----------

TOTAL                                                                         1,307           1,243         148,333      138,640
                                                                         ===========     ===========     ===========  ===========


Retail square feet in thousands; reflects total square feet less office, warehouse and vacant space.